UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2013

Piedmont Natural Gas Company, Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina

(State of Other Jurisdiction of Incorporation)

1-6196	56-0556998
(Commission File Number)	(IRS Employer Identification No.)

4720 Piedmont Row Drive, Charlotte, NC	28210
(Address of Principal Executive Offices)	(Zip Code)

704-364-3120

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K of Piedmont Natural Gas Company, Inc. (the “Company”) filed with the Securities and Exchange Commission on February 4, 2013, the Company entered into an underwriting agreement dated January 29, 2013 (the “Underwriting Agreement”) among the Company, Morgan Stanley & Co. LLC, in its capacity as the forward counterparty (the “Forward Counterparty”), and the underwriters listed on Schedule II thereto (the “Underwriters”), relating to the sale by the Underwriters of an aggregate of up to 4,600,000 shares of the Company’s common stock, no par value (the “Common Stock”).

Pursuant to the Underwriting Agreement, 3,000,000 shares of Common Stock were issued by the Company and delivered directly to the Underwriters and 1,000,000 shares of Common Stock were borrowed and delivered to the Underwriters by the Forward Counterparty. The aggregate of 4,000,000 shares were offered to the public at a price of $32.00 per share and the closing occurred on February 4, 2013 after the satisfaction of customary closing conditions.

The Underwriting Agreement also contemplated that 600,000 shares be subject to the Underwriters’ 30-day option to purchase additional Common Stock (the “Option”), and would be, at the Company’s discretion, either issued at the time of purchase and delivered by the Company directly to the Underwriters or borrowed and delivered by the Forward Counterparty to the Underwriters (the “Additional Forward Sale”). On February 19, 2013, the Underwriters exercised the Option and the Company elected the Additional Forward Sale. The 600,000 shares were offered to the public at a price of $32.00 per share and the closing occurred on February 22, 2013 after the satisfaction of customary closing conditions.

In connection with the Additional Forward Sale, the Company entered into a Confirmation of Forward Sale Transaction dated February 19, 2013 (the “Forward Sale Agreement”) with the Forward Counterparty. Although the Company expects to physically settle the Forward Sale Agreement entirely by delivering an aggregate of 600,000 shares of Common Stock, it may elect cash or net share settlement, in its discretion, for all or a portion of its obligations under the Forward Sale Agreement. In the event that the Company elects physical settlement of the Forward Sale Agreement, it will deliver shares of Common Stock in exchange for cash proceeds at the initial forward sale price of $30.88 per share (which is the public offering price less the underwriting discount), subject to adjustment as provided in the Forward Sale Agreement. Settlement of the Forward Sale Agreement will occur no later than December 15, 2013.

The Forward Sale Agreement contains various representations, warranties and agreements by the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Forward Sale Agreement set forth above is qualified in its entirety by reference to the Forward Sale Agreement, which is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Confirmation of Forward Sale Transaction dated February 19, 2013 between the Company and Morgan Stanley & Co. LLC, in its capacity as the forward counterparty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT NATURAL GAS COMPANY, INC.

Date: February 25, 2013	By:	/s/ Karl W. Newlin
Karl W. Newlin
Senior Vice President and Chief Financial Officer